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                                                                     EXHIBIT 5.1

                                                 April 26, 1999



International Smart Sourcing, Inc.
320 Broad Hollow Road
Farmingdale, New York  11735

         Re:      International Smart Sourcing, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 300,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of International Smart Sourcing, Inc. (the "Registrant") which may be issued pursuant to the International Smart Sourcing, Inc. Stock Option and Grant Plan (the "Plan").

         We have acted as counsel to the Registrant in connection with the registration of the sale of the Shares under the Act. We have examined the Plan, the Certificate of Incorporation and the By-laws of the Registrant; such records of the corporate proceedings of the Registrant as we deemed necessary; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdictions other than the State of New York, the laws of the United States of America and the general corporation laws of the State of Delaware.

         Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares, and the receipt of full consideration therefor, in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Registrant's Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.

                                       Very truly yours,

                                       /s/ Koerner Silberberg & Weiner, LLP

                                       KOERNER SILBERBERG & WEINER, LLP